Exhibit 99.1

SemGroup Reports Second Quarter 2011 Results

Adjusted EBITDA Increased 57% Over Second Quarter 2010

Tulsa, OK – August 15, 2011 - SemGroup® Corporation (NYSE: SEMG) (“SemGroup”) today announced its financial results for the three and six months ended June 30, 2011.

SemGroup’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) increased by 57% to $28.9 million for the quarter ended June 30, 2011, compared with a reported Adjusted EBITDA of $18.4 million for the same quarter in 2010. (See the section of the release entitled “Non-GAAP Financial Measures” for a discussion on Adjusted EBITDA and a reconciliation of this measure to net loss attributable to SemGroup.). This increase was primary due to higher crude oil, natural gas and asphalt volumes during the current quarter, partially offset by lower utilization rates in the SemLogistics storage business.

“SemGroup is focused on capturing the growing demand for midstream services,” said Norm Szydlowski, president and chief executive officer of SemGroup. “Our strategy is to capture this growth through a combination of improved utilization of our existing asset base and disciplined organic growth in the high demand liquids fairway,” added Szydlowski.

For the quarter ended June 30, 2011, SemGroup reported a net loss of $12.3 million, or 30 cents per share, on revenue of $344.2 million, compared to a net loss of $121.0 million, or $2.92 per share, on revenue of $315.9 million for the quarter ended June 30, 2010. SemGroup reported operating income of $12.5 million for the second quarter of 2011, compared to an operating loss of $94.0 million for the same period last year.

For the six months ended June 30, 2011, SemGroup reported a net loss of $12.3 million, or 29 cents per diluted share, on revenue of $751.2 million, compared to a net loss of $111.8 million, or $2.70 per diluted share, on revenue of $791.9 million for the six months ended June 30, 2010. Operating income for the six months ended June 30, 2011, was $26.8 million, compared to an operating loss of $69.5 million for the same period last year. Adjusted EBITDA for the six months ended June 30, 2011 totaled $55.4 million, compared to Adjusted EBITDA of $71.6 million for the six months ended June 30, 2010.

SemGroup is reaffirming its 2011 Adjusted EBITDA guidance range of $120 - $140 million, not taking into effect the impact of the recently announced initial public offering of common units in Rose Rock Midstream, L.P. due to the uncertainty surrounding the timing of its completion which is anticipated to be not any earlier than the fourth quarter of 2011.

The improvement in quarterly operating income for the period was driven by higher volumes and margins reported for SemCrude®, L.P., SemGas®, L.P. and SemMaterials

MexicoMR. SemCrude reported quarterly operating income of $9.3 million, $7.5 million higher than the same period last year, as increased volumes and margins for the quarter more than offset the impact of the sale of a partial interest in White Cliffs Pipeline in the third quarter of 2010.

SemGas reported operating income of $3.0 million for the second quarter of 2011, $2.2 million higher than the same period last year as new wells in the Mississippian Oil Trend in northern Oklahoma significantly increased utilization rates. SemMaterials Mexico reported stronger volumes and margins based on an overall increase in asphalt sales.

SemCAMS reported stronger operating income during the quarter due largely to a favorable producer settlement of $6.1 million related to prior period services. This favorable settlement more than offset the impact of a temporary plant shutdown during part of the quarter.

SemLogistics reported operating income of $0.7 million for the second quarter of 2011, compared to operating income of $3.4 million for the prior year’s quarter as backwardation in the European markets impacted the renewal of storage agreements.

Also affecting the comparability of second quarter operating income was the $92 million impairment related to our SemCanada Crude business in the second quarter of 2010. The SemCanada Crude business was divested in late 2010.

Second Quarter Highlights

“In the past two months we have announced the closing of a new, lower-cost $625 million credit facility and our intention to form a master limited partnership to monetize certain assets from our SemCrude division. These transactions are part of our larger strategic initiative to ensure that we have the right mix of assets and financial strength to participate in what we believe is an exciting and growing opportunity from the resurgent production of oil and natural gas in North America” said Szydlowski.

•

The Company closed a new $600 million credit agreement (subsequently increased to $625 million) on June 20, 2011. The facilities include a $350 million revolving line of credit that matures on June 20, 2016;

•	SemCrude experienced a 40 percent increase in volumes on White Cliffs Pipeline and a 19 percent increase in throughput in its Kansas/Oklahoma system compared to the same period last year;

•	SemGas increased processing volumes by 15 percent during the second quarter;

•	SemCAMS reported higher operating income as lower utilization from a plant shutdown was offset by $6.1 million of income from a producer settlement;

•	SemLogistics’ results decreased as utilization rates continued to decline due to contract expirations in a backwardated market; and

•	SemStream reported negative performance as flat propane markets and near-record high product prices significantly reduced margins.

Recent Developments

•

Filed an S-1 registration statement on August 12 for an initial public offering of common units in Rose Rock Midstream, L.P., a master limited partnership formed to acquire certain assets from our SemCrude division;

•	On July 1, 2011, SemCrude completed construction of 350,000 barrels of additional storage at its facility in Cushing, OK. The storage has been leased to customers under a five-year storage agreement;

•	White Cliffs Pipeline throughput capacity was extended to 70,000 barrels per day and the Healy, KS connection began operations July 19, 2011;

•	SemGas completed the 20 mmcf/d expansion of its Hopeton gas processing plant in northern Oklahoma on August 1, 2011;

•

SemCrude commenced expansion of its truck-unloading facility in Platteville, CO. A 100,000 barrel storage tank at Platteville was completed in July 2011 and an additional 100,000 barrel storage tank is scheduled to be completed in the 4th quarter of 2011; and

•	SemCrude continued construction of the previously announced 1.95 million barrels of storage at its Cushing terminal expected to be completed throughout 2012.

Earnings Conference Call

SemGroup will host a conference call for investors today at 11:00 a.m. EDT. The call can be accessed live over the telephone by dialing 866.362.4666, or for international callers, 617.597.5313. The pass code for the call is 23953126. A replay will be available shortly after the call and can be accessed by dialing (888) 286-8010, or for international callers, (617) 801-6888. The pass code for the replay is 15728529. The replay will be available until August 22, 2011. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto SemGroup’s Investor Relations website at ir.semgroupcorp.com. A replay of the webcast will also be available for a year following the call at ir.semgroupcorp.com on the Calendar of Events-Past Events page. An additional slide deck for second quarter 2011 earnings will be posted under Investor Relations/Presentations.

About SemGroup

Based in Tulsa, Okla., SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup®, SemCrude®, SemGas®, SemMaterials MéxicoMR and SemStream® are registered trademarks of SemGroup Corporation.

Non-GAAP Financial Measures

Adjusted EBITDA is presented in this release for certain periods in 2011 and 2010. Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measure and is not intended to be used in lieu of a GAAP presentation of net income/loss. Adjusted EBITDA is presented in this release because SemGroup believes it provides additional information with respect to its financial performance and its ability to meet future debt service, capital expenditures and working capital requirements. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, adjusted for selected items that SemGroup believes impact the comparability of financial results between reporting periods. Although SemGroup presents selected items that it considers in evaluating its performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in SemGroup’s operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions and numerous other factors. These types of variances are not separately identified in this release. Because all companies do not use identical calculations, SemGroup’s presentation of Adjusted EBITDA may be different from similarly titled measures of other companies. A reconciliation of net loss attributable to SemGroup to Adjusted EBITDA for the periods presented is included in the tables at the end of this release.

Consolidated Balance Sheets

(dollars in thousands, unaudited, condensed)	June 30,	December 31,
	2011	2010
ASSETS
Current assets	$492,878	$563,091
Property, plant and equipment, net	801,022	781,815
Goodwill and other intangible assets	140,038	140,087
Investment in White Cliffs	147,734	152,020
Other noncurrent assets, net	18,780	30,175

Total assets	$1,600,452	$1,667,188

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,150	$12
Other current liabilities	283,773	320,784

Total current liabilities	292,923	320,796

Long-term debt, excluding current portion	307,456	348,431
Other noncurrent liabilities	148,073	142,893

Total liabilities	748,452	812,120

Total owners’ equity	852,000	855,068

Total liabilities and owners’ equity	$1,600,452	$1,667,188

Consolidated Statements of Operations

(dollars in thousands, except per share amounts, unaudited, condensed)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues	$344,219	$315,899	$751,173	$791,905

Expenses:
Costs of products sold, exclusive of depreciation and amortization shown below	264,371	238,148	588,370	609,564
Operating	39,427	40,460	75,628	73,267
General and administrative	18,798	20,369	40,380	47,633
Depreciation and amortization	13,258	19,552	26,260	39,518
Loss (gain) on disposal or impairment of long-lived assets, net	(72)	91,369	(136)	91,389

Total expenses	335,782	409,898	730,502	861,371

Equity in earnings of White Cliffs	4,086	—	6,150	—

Operating income	12,523	(93,999)	26,821	(69,466)

Other expenses, net	22,624	31,230	37,223	46,245

Loss from continuing operations before income taxes	(10,101)	(125,229)	(10,402)	(115,711)
Income tax expense (benefit)	2,218	(3,357)	1,894	(2,514)

Loss from continuing operations	(12,319)	(121,872)	(12,296)	(113,197)
Income from discontinued operations, net of income taxes	20	894	29	1,376

Net loss	(12,299)	(120,978)	(12,267)	(111,821)
Less: net income attributable to noncontrolling interests	—	56	—	117

Net loss attributable to SemGroup Corporation	$(12,299)	$(121,034)	$(12,267)	$(111,938)

Net loss attributable to SemGroup Corporation	$(12,299)	$(121,034)	$(12,267)	$(111,938)
Other comprehensive income (loss), net of income taxes	(335)	(7,197)	6,638	(7,457)

Comprehensive loss attributable to SemGroup Corporation	$(12,634)	$(128,231)	$(5,629)	$(119,395)

Net loss attributable to SemGroup Corporation per common share:
Basic and diluted	$(0.30)	$(2.92)	$(0.29)	$(2.70)

Adjusted EBITDA Calculation

(dollars in thousands, unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Net loss attributable to SemGroup Corporation	$(12,299)	$(121,034)	$(12,267)	$(111,938)
Add: Interest expense	29,765	26,003	43,370	45,397
Add: Income tax expense (benefit)	2,218	(3,357)	1,894	(2,514)
Add: Depreciation and amortization expense	13,258	19,552	26,260	39,518

EBITDA	32,942	(78,836)	59,257	(29,537)
Selected items impacting comparability	(4,036)	97,248	(3,889)	101,115

Adjusted EBITDA	$28,906	$18,412	$55,368	$71,578

Selected Items Impacting Comparability

(dollars in thousands, unaudited)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Loss (gain) on disposal or impairment of long-lived assets	$(72)	$91,369	$(136)	$91,389
Income from discontinued operations	(20)	(894)	(29)	(1,376)
Foreign currency transaction (gain)/loss	(79)	3,164	(556)	1,595
Employee severance expense	131	—	4,374	—
Impact of change in basis of NGL inventory in fresh-start reporting	—	1,236	—	27,819
Unrealized gain on derivative activities	(2,867)	(290)	(7,093)	(22,952)
Change in fair value of warrants	(4,794)	(1,242)	(3,574)	(1,983)
Reversal of allowance on goods and services tax receivable	—	—	(4,144)	—
Depreciation and amortization included within equity in earnings of White Cliffs	2,654	—	5,308	—
Allowance on (recovery of) receivable from AGE Refining	(300)	2,536	(600)	3,640
Restricted stock expense	1,311	1,369	2,561	2,983

Selected items impacting comparability	$(4,036)	$97,248	$(3,889)	$101,115

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; any future impairment to goodwill resulting from the loss of customers or business; changes in currency exchange rates; and the risks and uncertainties of doing business outside of the U.S., including political and economic instability and changes in local governmental laws, regulations and policies, as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Liz Barclay

918-524-8158

lbarclay@semgroupcorp.com